                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 25, 2004

                            WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)


          Delaware                      0-028176                  36-1433610
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


155 North Wacker Drive, Suite 500, Chicago, Illinois              60606
         (Address of Principal Executive Offices)               (Zip Code)


        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.


        The Company has issued a press release confirming that a purported shareholder derivative lawsuit has been filed against the members of its Board of Directors, including Hugh M. Patinkin, its Chairman, President and Chief Executive Officer, Manny A. Brown, Matthew M. Patinkin and John R. Desjardins, each an Executive Vice President of the Company, and Jon H. Browne, the former Chief Financial Officer of the Company. The complaint was filed in the Circuit Court of Cook County Illinois, County Department, Chancery Division (Case No. 04CH9706). Many of the allegations underlying the claims made in this lawsuit appear to be similar to the allegations asserted in previously described purported class action lawsuits filed against the Company. The complaint alleges that the members of the Board of Directors and certain of Whitehall's current and former executive officers breached their fiduciary duties to the Company. The complaint also alleges abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, violations of the Sarbanes-Oxley Act of 2002 and other violations of law. The complaint seeks unspecified damages on behalf of the Company, injunctive relief, restitution and disgorgement of profits. A copy of the press release issued by the Company on June 25, 2004 related to this lawsuit is attached hereto as Exhibit 99.1.



Item 7. Financial Statements and Exhibits.

(c)     Exhibits

        99.1    Press Release dated June 25, 2004.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WHITEHALL JEWELLERS, INC.
                                                       (Registrant)


                                                 By: /s/ John R. Desjardins
                                                     ---------------------------
                                                     John R. Desjardins
                                                     Executive Vice President
                                                     and Chief Financial Officer
Date:  June 25, 2004

                                  EXHIBIT INDEX

             The following exhibit is filed herewith as noted below.

       Exhibit No.                                         Exhibit
       ----------                                          -------

       99.1                                   Press Release dated June 25, 2004.